Execution Copy













                            STOCK PURCHASE AGREEMENT

                                 by and between


                    CONCENTRIC NETWORK CORPORATION, As Issuer


                                       and


                   SOUTHWESTERN BELL INTERNET SERVICES, INC.,
                                   As Investor






                                October 19, 1998












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                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

SECTION 1.  Definitions......................................................-1-
            1.1.  Defined Terms..............................................-1-
            1.2.  Other Terms................................................-4-
            1.3.  Other Definitional Provisions..............................-5-

SECTION 2.  Issuance and Sale of Common Stock................................-5-

SECTION 3.  Representations and Warranties of
            the Company......................................................-6-
            (a)   Organization; Corporate Power..............................-6-
            (b)   Capital Stock and Related Matters..........................-6-
            (c)   Subsidiaries; Investments..................................-7-
            (d)   Authorization; No Breach...................................-8-
            (e)   Company Reports; Financial
                  Statements.................................................-9-
            (f)   No Material Adverse Change................................-10-
            (g)   Absence of Certain Developments...........................-10-
            (h)   Contracts and Commitments.................................-11-
            (i)   Intellectual Property Rights..............................-12-
            (j)   Litigation, etc...........................................-14-
            (k)   Brokerage.................................................-14-
            (l)   Compliance with Laws......................................-14-
            (m)   Affiliated Transactions...................................-15-

SECTION 4.  Representations and Warranties of
            the Investor....................................................-15-
            (a)   Execution; Authorization; No
                  Contravention.............................................-16-
            (b)   Securities Act............................................-16-
            (c)   Brokerage.................................................-17-

SECTION 5.  Covenants.......................................................-17-
            (a)   Inspection Rights.........................................-17-
            (b)   Confidentiality...........................................-17-
            (c)   Filings...................................................-18-
            (d)   Reservation of Common Stock...............................-18-
            (e)   Further Assurances........................................-18-
            (f)   Board Representations.....................................-18-
            (g)   Repurchases by the Company................................-19-

SECTION 6.  Conditions......................................................-19-
            6.1.  Conditions to Each Party's Obligation to
                  Effect the Closing........................................-19-
                  (a)  Regulatory Consents..................................-19-




                                      -i-

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                  (b)  Litigation...........................................-19-
                  (c)  Trial Agreement.  ...................................-20-
            6.2.  Conditions to Obligations of
                  Investor..................................................-20-
                  (a)  Representations and Warranties.......................-20-
                  (b)  Performance of Obligations of the
                       Company..............................................-20-
                  (c)  Legal Opinion........................................-20-
            6.3.  Conditions to Obligation of the
                  Company...................................................-20-
                  (a)  Representations and Warranties.......................-20-
                  (b)  Performance of Obligations of
                       Investor.............................................-21-

SECTION 7.  Termination.....................................................-21-
            7.1.  Termination by Mutual Consent.............................-21-
            7.2.  Termination by Either Investor or the
                  Company...................................................-21-
            7.3.  Termination by the Company................................-21-
            7.4.  Termination by Investor...................................-21-
            7.5.  Effect of Termination and
                  Abandonment...............................................-22-

SECTION 8.  Investor's Transfer Restrictions................................-22-

SECTION 9.  The Company's Right of First Refusal............................-23-

SECTION 10. Survival and Indemnification....................................-24-
            Survival of Representations, Warranties,
            Covenants and Agreements; Knowledge of
            Breach; Indemnification.........................................-24-

SECTION 11. Miscellaneous...................................................-25-
            (a)  Expenses...................................................-25-
            (b)  Public Disclosure..........................................-25-
            (c)  Successors and Assigns; Assignment.........................-26-
            (d)  Remedies...................................................-26-
            (e)  Amendments and Waivers.....................................-26-
            (f)  Severability...............................................-26-
            (g)  Counterparts...............................................-26-
            (h)  Descriptive Headings.......................................-26-
            (i)  Governing Law..............................................-27-
            (j)  Notices....................................................-27-
            (k)  Entire Agreement...........................................-27-
            (l)  Definition of Knowledge....................................-28-

                            STOCK PURCHASE AGREEMENT


         This Stock Purchase Agreement (the "Agreement") is entered into as of October 19, 1998 by and between CONCENTRIC NETWORK CORPORATION, a Delaware corporation (the "Company"), and SOUTHWESTERN BELL INTERNET SERVICES, INC., a Delaware corporation (the "Investor").

                                    RECITALS:

         WHEREAS, the Company desires to issue and sell to the Investor, and the Investor desires to purchase and acquire from the Company the shares of Common Stock and Warrants (as defined herein).

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

         SECTION 1. Definitions.

               1.1. Defined Terms. For the purposes of this Agreement, the following terms have the meanings set forth below:

               "Affiliate" means any Person that directly or indirectly, through one or more intermediaries, has control of or is controlled by, or is under common control with, the Person specified.

               "Agreement" shall have the meaning set forth in the first paragraph of this Agreement.

               "Antitrust Authorization Condition" shall have the meaning set forth in Section 2(b).

               "Antitrust Division" shall mean the Antitrust Division of the United States Department of Justice.

               "Audit Date" shall have the meaning set forth in Section 3(e).

               "Balance Sheet Data" shall have the meaning set forth in Section 3(e).

               "Business" means all business operations and activities currently conducted by the Company and its Subsidiaries.

               "Common Stock" means the common stock, par value $0.001 per share, of the Company.

               "Company" shall have the meaning set forth in the first paragraph of this Agreement.

               "Company Reports" shall have the meaning set forth in Section
3(e).

               "Contracts" shall have the meaning set forth in Section 3(i).

               "Deductible" shall have the meaning set forth in Section 8.

               "FTC" shall mean the Federal Trade Commission.

               "GAAP" shall have the meaning set forth in Section 3(e).

               "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

               "Intellectual Property Rights" means all (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof,
(iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof and (vi) trade secrets and other confidential information (including, without limitation, tangible and intangible proprietary information, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), processes, know-how, manufacturing and production processes and techniques, research and development information, drawings, schematics, specifications, designs, plans, proposals, technical data, technology, copyrightable works, financial and marketing plans and customer and supplier lists and information).

               "Internex" shall mean Internex Information Services, Inc.

               "Investor" shall have the meaning set forth in the first paragraph of this Agreement.

               "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof), any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code of the applicable jurisdiction or any similar statute other than to reflect ownership by a third party of property leased to the Company or any Subsidiaries under a lease which is not in the nature of a conditional sale or title retention agreement.

               "Material Adverse Effect" shall mean a material adverse effect on the financial condition, operating results, assets, operations or prospects of the Company and its Subsidiaries taken as a whole.

               "Person" means any individual, partnership, corporation, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity or department, agency or political subdivision thereof.

               "Preferred Stock" shall have the meaning set forth in Section
3(b).

               "Purchase Price" shall have the meaning set forth in Section
2(a).

               "Regulatory Relief Date" shall mean the date on which Investor or its Affiliates have, in their sole reasonable judgment, obtained any or all necessary federal and/or state regulatory approvals to provide landline, interLATA long-distance service in any of Investor's or its Affiliates' in-region states pursuant to the Communications Act of 1934, as amended by the Telecommunications Act of 1996.

               "SEC" shall mean the Securities and Exchange Commission.

               "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

               "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

               "Subsidiary" of any specified Person or entity means a corporation or other entity of which the majority of the voting power of the equity securities or other equity interests is owned, directly or indirectly, by such specified Person or entity or any Subsidiary of such specified Person or entity.

               "Transaction Documents" means this Agreement and the Warrant Certificate.

               "Warrant Certificate" shall mean the certificate evidencing the Warrants, substantially in the form of Exhibit A.

               "Warrants" shall mean the warrants to purchase Common Stock at an exercise price of $21.00 per share, evidenced by the Warrant Certificate to be issued to the Investor.

               "Year 2000 Issue" with respect to any person shall mean any significant risk that computer hardware, software or equipment containing embedded microchips utilized in the business or operations of such person will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively and reliably as in the case of times or time periods occurring before January 1, 2000, including the making of accurate leap year calculations.

               1.2. Other Terms. Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning indicated throughout this Agreement.

               1.3. Other Definitional Provisions. (a) The words "hereof", "herein", and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

               (b) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

               (c) The terms "dollars" and "$" shall mean United States Dollars.

        SECTION 2.  Issuance and Sale of Common Stock.

               (a) At the closing of the transactions contemplated hereby (the "Closing"), (i) the Company will issue and sell to the Investor 906,679 shares of Common Stock, subject to a reduction by the number of shares of Common Stock the Investor purchases on the open market prior to the Closing and 906,679 Warrants and will deliver to the Investor the certificate(s) for such Common Stock and the Warrant Certificate and (ii) the Investor will purchase such shares and Warrants from the Company for an aggregate consideration consisting of $21,896,297.85 (less $24.15 times the number of shares of Common Stock purchased on the open market) (the "Purchase Price"), and will pay at the Closing the Purchase Price by wire transfer to the Company into the account designated by the Company no later than seven business days prior to the Closing Date (as hereinafter defined).

               (b) Subject to Section 6 hereof, the Closing will occur at the Company's executive offices at 10:00 a.m. on the later of thirty days from the execution of this Agreement or five business days after satisfaction of the Antitrust Authorization Condition (the "Closing Date"). As used herein, the term "Antitrust Authorization Condition" shall mean that the waiting period applicable under the HSR Act to the issuance to the Investor of shares of Common Stock and the exercise of the Warrants shall have expired or early termination shall have been granted with respect thereto.

         SECTION 3.  Representations and Warranties of the Company.

               As a material inducement to the Investor to enter into this Agreement and purchase the Common Stock and Warrants hereunder, the Company hereby represents and warrants that as of the date hereof and as of the Closing:

               (a) Organization; Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which it is required to be qualified, except where the failure to so qualify has not had and would not reasonably be expected to have a Material Adverse Effect. The Company possesses all requisite corporate power and authority and all licenses, permits and authorizations necessary to own and operate its properties and to carry on the Business, subject to such exceptions as have not had and are not reasonably expected to have a Material Adverse Effect. The Company has delivered to Investor correct and complete copies of the Company's certificate of incorporation and by-laws reflecting all amendments made thereto at any time prior to the date of this Agreement.

               (b) Capital Stock and Related Matters.

                   (i) The authorized capital stock of the Company consists of 110,000,000 shares of Common Stock, of which 14,899,822 shares were issued and outstanding as of the date hereof and 10,000,000 shares of Preferred Stock, $.001 par value, of which 154,657 shares of Series B Preferred Stock (the "Preferred Stock") were issued and outstanding as of the date hereof. Except as contemplated by the Transaction Documents and except for 3,441,044 shares of Common Stock reserved for issuance pursuant to employee and director stock option grants, 890,686 shares of Common Stock reserved pursuant to employee and director stock and option plans (as to which grants have not been made) and warrants to purchase 2,512,757 shares of Common Stock, neither the Company nor any Subsidiary has outstanding any stock or securities convertible or exchangeable for any shares of its capital stock, nor does it have outstanding any rights, options or warrants to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans, nor has it reserved any shares of capital stock for issuance upon exercise or conversion of any rights, options or warrants to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock. Neither the Company nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock. All of the outstanding shares of the Company's capital stock are, and the shares of Common Stock to be issued hereunder and upon exercise of the Warrants will be upon such issuance and receipt by the Company of payment therefor, duly authorized, validly issued, fully paid and nonassessable.

                   (ii) There are no statutory stockholders preemptive rights or similar contractual rights to which the Company is subject or rights of refusal to which the Company is subject with respect to the issuance of capital stock of the Company. Except as set forth in the Company Reports, the Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Common Stock hereunder do not require registration under the Securities Act, assuming the Investor's representation in Section 4(b) is true in all respects. There are no agreements to which the Company or, to the knowledge of the officers of the Company, any holders of the capital stock of the Company is a party with respect to the voting or transfer of the Company's capital stock.

                   (iii) The Company has authorized the issuance and sale to the Investor of the shares of Common Stock being sold to the Investor pursuant to
Section 2 hereof (including those shares issuable upon exercise of the Warrants).

               (c) Subsidiaries; Investments. Each of the Company's Subsidiaries, which are listed on Exhibit B hereto, is wholly owned by the Company and is duly organized, validly existing and in good standing under the laws of the state of its incorporation, possesses all requisite corporate power and authority and, except for such exceptions as have not had and are not reasonably expected to have a Material Adverse Effect, all licenses, permits and authorizations necessary to own its properties and to carry on its businesses as now being conducted and is qualified to do business in every jurisdiction in which it is required to be qualified, except where the failure to so qualify has not had and is not reasonably expected to have a Material Adverse Effect. All of the outstanding shares of capital stock of each Subsidiary are duly authorized, validly issued, fully paid and nonassessable, and all such shares are owned by the Company free and clear of any Lien. Neither the Company nor any Subsidiary owns or holds the right to acquire any shares of stock or any other security or interest in any other Person.

               (d) Authorization; No Breach. The execution, delivery and performance of the Transaction Documents by the Company have been duly authorized by the Company. Each of the Transaction Documents has been duly executed by the Company and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The execution and delivery of the Transaction Documents, and the fulfillment of and compliance with the terms thereof by the Company, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any Lien upon the Company's or any Subsidiary's capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency or other Person pursuant to, the charter or bylaws of the Company or, any Contract (as defined in Section 3(i)) or any law, statute, rule, regulation, order, judgment, decree, agreement, license or instrument to which the Company or any Subsidiary is subject, except for (A) any such conflict, breach, default, Lien or right of modification, termination or acceleration (other than any of the foregoing arising pursuant to the charter or bylaws of the Company) which would not reasonably be expected to have a Material Adverse Effect or prejudice in any material respect the rights of the Investor under any of the Transaction Documents or (B) the requirement to obtain any authorizations or take or make any related actions and filings required under state securities or "blue sky" laws or to obtain any other authorization, consent, approval, action, notice, declaration or filing if the failure to do so would not reasonably be expected to have a Material Adverse Effect or prejudice in any material respect the rights of the Investor under any of the Transaction Documents.

               (e) Company Reports; Financial Statements. The Company has delivered or made available to the Investor (i) each registration statement, report, proxy statement or information statement filed with the SEC since December 31, 1997 (the "Audit Date"), including the Company's Annual Report on Form 10-K for the year ended December 31, 1997, the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998 and the Company's proxy statement with respect to its 1998 annual meeting, the Company's reports on Form 8-K filed June 11, 1998, April 17, 1998 and February 18, 1998, in each case in the form (including exhibits, annexes and any amendments thereto) filed with the SEC (collectively, the "Company Reports"). As of their respective dates, the Company Reports complied in all material respects with the requirements of the Securities Act and the Securities Exchange Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents in all material respects the financial position of the Company or Internex, as the case may be, as of its date and each of the statements of operations, stockholders equity and cash flows included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents in all material respects the results of operations, net losses and cash flows, as the case may be, of the Company or Internex, as the case may be, for the periods set forth therein (subject, in the case of unaudited statements, to the absence of notes and normal year-end audit adjustments), in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein (the date of the most recently filed balance sheet of the Company is hereinafter referred to as the "Balance Sheet Date").

               (f) No Material Adverse Change. Since the Balance Sheet Date, there has been no material adverse change in the financial condition, operating results, assets, operations, employee relations or customer or supplier relations of the Company and its Subsidiaries, taken as a whole.

               (g) Absence of Certain Developments.

                   (i) Except as expressly contemplated by the Transaction Documents or as disclosed in the Company Reports since the Audit Date, neither the Company nor any Subsidiary has:

               (A) issued any notes, bonds or other debt securities or any capital stock or other equity securities or any securities convertible, exchangeable or exercisable into any capital stock or other equity securities (other than employee stock options and shares of Common Stock issued upon the exercise thereof, shares of the Company's Series A Preferred Stock and Series B Preferred Stock issued in connection with the Company's dividend payment and exchange offer related to its outstanding Shares of Preferred Stock and shares issued in connection with the acquisition of its Subsidiaries);

               (B) borrowed any amount or incurred or become subject to any liabilities, except liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business (including any capital lease obligations);

               (C) discharged or satisfied any material Lien or paid any material obligation or liability, other than in the ordinary course of business;

               (D) declared or made any payment or distribution of cash or other property to its stockholders with respect to its capital stock or other equity securities or purchased or redeemed any shares of its capital stock or other equity securities (including, without limitation, any warrants, options or other rights to acquire its capital stock or other equity securities) other than dividend payments made with respect to the Company's Preferred Stock;

               (E) sold, assigned or transferred any material Intellectual Property or disclosed any proprietary confidential information to any Person (other than any such disclosure in the ordinary conduct of business operations or which disclosure was subject to a confidentiality agreement, which in either case does not have a Material Adverse Effect);

               (F) suffered any extraordinary losses, waived any rights of material value or canceled any material debts or claims, other than in the ordinary course of business and consistent with past practice;

               (G) changed its accounting principles, practices or methods, except as required by GAAP; or

               (H) suffered any loss, or threatened loss, of any supplier or customer or group of related suppliers or customers which is reasonably expected to have a Material Adverse Effect.

               (h) Contracts and Commitments.

                   (i) All of the contracts, agreements and instruments (a) filed as exhibits to the Company Reports which have not expired in accordance with their terms or (b) which have been entered into since the Audit Date and which will be filed as exhibits to the Form 10-K for the year ended December 31, 1998 (the "Contracts") are valid and legally binding obligations of the Company or its Subsidiaries, as the case may be, and, to the knowledge of the Company, the other parties thereto, and, to the knowledge of the Company or the applicable Subsidiary, are enforceable in accordance with their terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. To the knowledge of the Company or the applicable Subsidiary: (i) the Company and its Subsidiaries have performed in all material respects all obligations required to be performed by them under the Contracts and are not in material default under or in material breach of any

Contract or in receipt of any claim of such default or breach; (ii) no event has occurred which with the passage of time or the giving of notice or both would result in a material default, material breach or event of material noncompliance by the Company or any Subsidiary under any Contract; (iii) neither the Company nor any Subsidiary has any present expectation or intention of not fully performing all its material obligations under the Contracts; (iv) neither the Company nor any Subsidiary has knowledge of any material breach or anticipated material breach by the other parties to any Contract; and (v) neither the Company nor any Subsidiary has any written notice or other communication to the effect that any other party to any Contract intends to terminate such contract, agreement or instrument prior to the expiration of the maximum stated term of such contract, agreement or instrument.

                   (ii) A true and correct copy of each of the Contracts which are referred to in (i)(b) hereof, together with all amendments, waivers or other changes thereto has been supplied or made available to the Investor through the SEC's EDGAR filing system.

               (i)  Intellectual Property Rights.

                   (i) To the Company's knowledge, neither the Company nor any Subsidiary is, or as a result of the execution and delivery of this Agreement or the performance of the Company's obligations hereunder will be, in violation of any license, sublicense or other agreement applicable to it and, to the Company's knowledge, the Company or one of its Subsidiaries owns all right, title and interest to, or has the right to use pursuant to a valid license, all Intellectual Property Rights used in the Business, subject to such exceptions as have not had and are not reasonably expected to have a Material Adverse Effect.

                   (ii) To the Company's knowledge (A) there have been no claims made against the Company or any Subsidiary or threatened or, to the Company's knowledge, likely to be threatened by any Person, asserting the invalidity, misuse or unenforceability of any Intellectual Property Rights referred to in
(i) above or challenging the ownership, validity or effectiveness of any of the Intellectual Property Rights, which, if successful, would reasonably be expected to have a Material Adverse Effect, (B) to the Company's knowledge, neither the Company nor any

Subsidiary has received any notices of any material unauthorized use, infringement or misappropriation by, or conflict with, any present or former employee of the Company, principal shareholders, strategic partners or any other third party with respect to such Intellectual Property Rights (including, without limitation, any demand or request that the Company or any Subsidiary license any rights from a third party) which, if successful, would reasonably be expected to have a Material Adverse Effect, (C) to the Company's knowledge, the conduct of the Business has not infringed, misappropriated or conflicted with and does not infringe, misappropriate or conflict with any Intellectual Property Rights of other Persons, and (D) to the Company's knowledge, the Intellectual Property Rights owned by or licensed to the Company or its Subsidiaries have not been infringed, misappropriated or conflicted by other Persons, except in the case of the clause (A) (B), (C) or (D) above for any infringement, misappropriation or conflict that has not had and is not reasonably expected to have a Material Adverse Effect. No Intellectual Property Right or product is subject to any Lien and the Company does not know of any fact that would render the Intellectual Property Rights invalid. Except with respect to Intellectual Property Rights licensed by the Company from third parties in the ordinary course of business, to the Company's knowledge, no Intellectual Property Right is subject to any outstanding order, judgment, decree, stipulation or agreement restricting in any manner the licensing or exploitation thereof by the Company or any Subsidiary. Except for license agreements for the Company's products executed in the ordinary course of business, without alteration or amendment of any material term therein, and in accordance with the Company's past practices, to the Company's knowledge neither the Company nor any Subsidiary has entered into any agreement to indemnify any other person against any charge of infringement relating to any Intellectual Property Right. To the Company's knowledge, no employee of the Company or any Subsidiary is in violation of any term of any confidentiality or invention assignment agreement, employment contract (whether written or verbal), patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with the Company or any Subsidiary or any other party (including prior employers) because of the nature of the business conducted or proposed to be conducted by the Company or any Subsidiary. To the Company's knowledge, all registered trademarks, service marks and copyrights held by the Company or its Subsidiaries are valid and subsisting.

               (j) Litigation, etc. Except as set forth in the Company Reports, there are no actions, suits, proceedings, orders, investigations or claims pending (other than any such actions, suits, proceedings, orders, investigations and claims which may be pending but of which none of the Company, any of its Subsidiaries and their respective representatives have received notice) or, to the Company's knowledge, threatened against the Company or any Subsidiary (or to the Company's knowledge, pending or threatened against any of the officers or directors of the Company or any Subsidiary) at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality which seek to enjoin or prevent the consummation of or otherwise relate specifically to the transactions contemplated by the Transaction Documents or which have had or are reasonably expected to have a Material Adverse Effect; neither the Company nor any Subsidiary is subject to any pending arbitration proceedings under collective bargaining agreements or otherwise or, to the Company's knowledge, any governmental investigations or inquiries (including, without limitation, inquiries as to the qualification to hold or receive any license or permit) which have had or are reasonably expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is subject to any judgment, order or decree of any court or other governmental agency that requires or prohibits any conduct on the part of the Company or its Subsidiaries that affects the Business in a manner that would have a Material Adverse Effect.

               (k) Brokerage. Except as set forth on Schedule 3(n) hereto, there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by the Transaction Documents for which the Investor will have any liability or responsibility based on any arrangement or agreement binding upon the Company or any of its Subsidiaries.

               (l) Compliance with Laws. To the Company's knowledge, neither the Company nor any Subsidiary has violated any law or any governmental rule, order or regulation or requirement which violation through the date hereof has had or would reasonably be expected to have a

Material Adverse Effect, and neither the Company nor any Subsidiary has received notice of any such violation. To the knowledge of the Company, the operation of the Business by the Company and its Subsidiaries complies and has complied in all material respects with the Communications Act of 1934, as amended, and the rules, orders, regulations and other applicable requirements of the Federal Communications Commission and the public utility commissions of the states in which the Business is conducted having jurisdiction over the Company or any of its Subsidiaries; provided, however, that no representation or warranty is made regarding the effect of future pronouncements or rulings by any applicable governmental body.

               (m) Affiliated Transactions. Except as disclosed in the Company Reports hereto, no officer, director or Affiliate of the Company or any Subsidiary or, to the knowledge of the Company, any individual related by blood, marriage or adoption to any such individual or any entity in which any such Person or individual owns a greater than 10% beneficial interest, is a party to any agreement, contract, commitment or transaction with the Company or any Subsidiary that is material to the Company and its Subsidiaries, taken as a whole, or has any material interest in any material property used by the Company or any Subsidiary which is required to be filed or disclosed in the Company Reports pursuant to Item 404 of Regulation S-K of the Act.

               (n) Year 2000. The Company has reviewed its operations and those of its Subsidiaries with a view to assessing whether it or its Subsidiaries' respective businesses, networks or products will, in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data, be vulnerable to a Year 2000 Issue and reasonably anticipates that it will on a timely basis successfully resolve any Year 2000 Issue. Based on such review, the Company has no reason to believe that a Material Adverse Effect will occur with respect to it or any Subsidiary's businesses or operations resulting from a Year 2000 Issue.

         SECTION 4.  Representations and Warranties of the Investor.

              As a material inducement to the Company to enter into this Agreement and issue and sell the Common Stock and

Warrants hereunder, the Investor hereby represents and warrants that:

              (a) Execution; Authorization; No Contravention. The Investor has duly executed and delivered to the Company each Transaction Document to which it is a party, and each such Transaction Document constitutes a valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The execution, delivery and performance by the Investor of each Transaction Document to which it is a party and the consummation of the transactions contemplated thereby: (a) are within the Investor's corporate power and authority and have been duly authorized by all necessary corporate action on the part of the Investor; (b) do not and will not conflict with or contravene the terms of the Investor's certificate of incorporation or bylaws; (c) do not and will not violate, conflict with or result in any breach or contravention of or require any consent, authorization, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency or other Person pursuant to (i) any material agreement, lease or contract of such Investor, or (ii) any applicable statute or any rule or regulation of any governmental authority or any order or decree applicable to such Investor (other than as required by the HSR Act.

              (b) Securities Act. The Investor is acquiring the Common Stock solely for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act. The Investor acknowledges that the shares of Common Stock are not registered under the Securities Act, and that such shares may not be transferred or sold except pursuant to the registration provisions of such Securities Act or pursuant to an applicable exemption therefrom and pursuant to state securities laws and regulations as applicable and are subject to substantial restrictions on transferability under the terms of the Stockholders' Agreement. The Investor is knowledgeable, sophisticated and experienced in business and financial matters of the type contemplated by the Transaction Documents and is able to bear the economic risks associated with its investment in the Company. The Investor has been afforded access to information regarding the Company and its Subsidiaries and their respective financial condition, operating results, properties, liabilities, operations and management sufficient to enable it to evaluate the risks and merits of its investment in the Company.

              (c) Brokerage. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by the Transaction Documents for which the Company will have any liability or responsibility based on any arrangement or agreement binding upon the Investor.

         SECTION 5.  Covenants.

                (a) Inspection Rights. The Company shall permit, and cause its Subsidiaries to permit, the representatives designated by the Investor upon reasonable notice and during normal business hours, to (x) visit and inspect any of the properties of the Company and its Subsidiaries, (y) examine the corporate and financial records of the Company and its Subsidiaries and to make copies thereof, and (z) discuss the affairs, finances and accounts of any such corporations with the directors, officers, key employees and (with the prior consent of the Company, which will not be unreasonably withheld) independent accountants of the Company.

                (b) Confidentiality. The Investor shall hold in confidence all information and data obtained by it from the Company or any Subsidiary (whether in connection with the negotiation of the transactions contemplated by the Transaction Documents, pursuant to Section 5(a) or otherwise) and shall not disclose such information to any Person without the prior written consent of the Company (except that the Investor may disclose such information to those of its Affiliates, directors, officers and other representatives who require access to such information and who has executed a copy of the Company's standard Confidentiality and Proprietary Information Agreement, previously provided to Investor, in order to enable the Investor to exercise its rights under the Transaction Documents and who agree to be subject to the restrictions set forth in this Section 5(b)); provided, however, that the provisions of this Section 5(b) shall not apply to any information or data that can be shown (i) to be generally available to the public through no fault of the Investor or its Affiliates, directors, officers and other representatives or (ii) to have been lawfully obtained by the Investor from other sources not subject to a confidentiality obligation to the Company.

                (c) Filings. The Company and the Investor will promptly file with the FTC and the Antitrust Division a notification and report form and related documentary materials if and when required by the HSR Act in connection with any of the transactions contemplated by this Agreement and the Transaction Documents and promptly file any additional information requested as soon as reasonably practicable after receipt of request thereof. Each of the Company and the Investor will use their reasonable best efforts to obtain as promptly as practicable after the date hereof early termination or expiration of any waiting period applicable under the HSR Act to the transactions contemplated hereby.

                (d) Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of the exercise of the Warrants, the number of shares of its Common Stock issuable upon the exercise of the Warrants. All shares of Common Stock which are so issuable shall, when issued upon the exercise of the Warrants, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges.

                (e) Further Assurances. If at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement or the Transaction Documents, the proper officers or directors of the Company or the Investor, as the case may be, shall execute and deliver any further instruments or documents and take all such necessary action that may reasonably be requested by the other party.

                (f) Board Representations. The Investor shall be entitled to designate, at its option, either (i) one non-director delegate who shall be entitled to receive notice of and to attend all meetings of the Company's Board of Directors, as well as to receive all materials received by directors, but who shall not be a member of the Board of Directors, shall have no fiduciary duties to the Company, to the Board of Directors or stockholders of the Company and shall not be entitled to vote at meetings of the Board of Directors (an "Observer") or (ii) a designee that the Company agrees to use its best efforts to have the Company's Board of Directors nominate to serve on the Company's Board of Directors. Any Observer shall execute and deliver to the Company a copy of the Company's standard Proprietary Information and Nondisclosure Agreement as a condition to receiving the information provided for hereunder.

                (g) Repurchases by the Company. Provided that the Investor has not purchased any equity securities of the Company, except as contemplated hereby (including te Warrants), until the Regulatory Relief Date, the Company will not reacquire or redeem any capital stock so that the ownership by Investor and its Affiliates would equal or exceed on a fully diluted basis 10% of all equity of the Company.

         SECTION 6.  Conditions.

               6.1. Conditions to Each Party's Obligation to Effect the Closing. The respective obligation of each party to effect the Closing is subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

                (a) Regulatory Consents. The Antitrust Authorization Condition shall have been satisfied and all notices, reports and other filings required to be made prior to the Closing by the Company or Investor or any of their respective Subsidiaries with, and all consents, registrations, approvals, permits and authorizations required to be obtained prior to the Closing by the Company or Investor or any of their respective Subsidiaries from, any government or regulatory authority, agency, commission, body or other governmental entity ("Governmental Entity") in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company and Investor shall have been made or obtained (as the case may be).

                (b) Litigation. No court or Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, law, ordinance, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits the Closing or the exercise of the Warrants (collectively, an "Order"), and no Governmental Entity shall have instituted any proceeding or threatened to institute any proceeding seeking any such Order.

                (c) Trial Agreement. At the time of Closing, no federal or state regulatory agency or court shall have ruled that the Trial Agreement, executed on the date hereof, violates any federal, state or local statute, rule or regulation, provided that there is no reasonable prospect that the Trial Agreement can be conformed to the ruling, while satisfying the original intent of the parties to the Trial Agreement.

                6.2. Conditions to Obligations of Investor. The obligations of Investor to effect the Closing are also subject to the satisfaction or waiver at or prior to the Closing of the following conditions:

                (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date), and Investor shall have received a certificate signed on behalf of the Company by the President or Executive Vice President of the Company to such effect.

                (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

                (c) Legal Opinion. Investor shall have received an opinion of Wilson Sonsini Goodrich & Rosati, counsel to the Company, dated the Closing Date, regarding the due authorization, validity and fully paid and nonassessable status of the shares of Common Stock.

                6.3. Conditions to Obligation of the Company. The obligation of the Company to effect the Closing is also subject to the satisfaction or waiver by the Company at or prior to the Closing Date of the following conditions:

                (a) Representations and Warranties. The representations and warranties of Investor set forth in this

Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, (except to the extent any such representation and warranty expressly speaks as of an earlier date).

                (b) Performance of Obligations of Investor. Investor shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

         SECTION 7.  Termination.

               7.1. Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing, by mutual written consent of the Company and Investor.

               7.2. Termination by Either Investor or the Company. This Agreement may be terminated at any time prior to the Closing by either Investor or the Company if (i) the Closing shall not have occurred by April 30, 1999, or
(ii) any Order permanently restraining, enjoining or otherwise prohibiting the Closing shall become final and non-appealable; provided, that the right to terminate this Agreement pursuant to clause (i) above shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Closing to occur.

               7.3. Termination by the Company. This Agreement may be terminated at any time prior to the Closing, by action of the Company if there has been a material breach by Investor of any representation, warranty, covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured within 15 days after written notice is given by the Company to Investor.

               7.4. Termination by Investor. This Agreement may be terminated at any time prior to the Closing, by action of Investor if there has been a material breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured within 15 days after written notice is given by Investor to the Company.

               7.5. Effect of Termination and Abandonment. In the event of termination of this Agreement, this Agreement shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives); provided, however, except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any breach of this Agreement.

         SECTION 8.  Investor's Transfer Restrictions.

                (a) The Investor shall not, directly or indirectly, sell, transfer, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, any (x) shares of Common Stock purchased hereunder or upon exercise of the Warrant or (y) Warrants except: (i) to the Company; (ii) to an Affiliate of Investor, so long as such Affiliate agrees to hold such shares subject to all of the provisions of Sections 8 and 9 of this Agreement, and agrees to transfer such shares of Common Stock to the Investor or another Affiliate of Investor if it ceases to be an Affiliate; (iii) pursuant to a rights offering, dividend or other pro rata distribution to the stockholders of the Investor; (iv) after the date which is the one year anniversary of the Closing, pursuant to Rule 144 promulgated under the Securities Act (including the observance of the requirements of paragraph (f) of such rule, whether or not otherwise applicable to such disposition, solely with respect to transactions that would otherwise constitute a First Refusal Sale (as defined below)); (v) after the date which is the one year anniversary of the Closing, in private placement transactions exempt from the registration requirements of the Securities Act; provided that in the event of a proposed transfer to one of the parties listed on Exhibit C hereto pursuant to this subsection (v) in one or more transactions occurring during a 90-day period of 100,000 or more shares of Common Stock or Warrants to acquire 100,000 shares or more of Common Stock (a "First Refusal Sale"), such transfer shall be subject to the provisions of
Section 9 below; or (vi) in response to a bona fide public tender offer or exchange offer subject to Regulation 14D or Rule 13e-3 promulgated under the Exchange Act for cash or other consideration which is made by or on behalf of the Company.

                (b) Any attempted sale, transfer or other disposition by Investor or an Affiliate of Investor which is not in compliance with this
Section 8 or Section 9 below shall be null and void.

         SECTION 9.  The Company's Right of First Refusal.

                (a) Prior to the Investor effecting a First Refusal Sale pursuant to Section 8(a)(v), the Company shall have a first refusal right to purchase such shares on the following terms and conditions:

                     (i) The Investor shall give prior notice (the "Transfer Notice") to the Company in writing of such intention, specifying the name of the proposed purchaser or transferee, the number of shares of Common Stock proposed to be sold or transferred, the proposed price therefor and the other material terms upon which such disposition is proposed to be made.

                     (ii) The Company shall have the right, exercisable by written notice given by the Company to the Investor within five (5) business days after receipt of such Transfer Notice (the "Response Notice"), to purchase all, but not less than all of the shares of Common Stock specified in such Transfer Notice for cash at the price per share or, if consideration other than cash is specified in the Transfer Notice, in an amount in cash equal to the Fair Market Value of such non-cash consideration, as specified in the Transfer Notice. Fair Market Value shall, with respect to securities which are traded, constitute the average closing price over the twenty trading days prior to the date of the Transfer Notice and with respect to other consideration, shall be determined in good faith by the Investor.

                     (iii) If the Company exercises its right of first refusal hereunder, the closing of the purchase of the shares of Common Stock with respect to which such right has been exercised shall take place within thirty
(30) calendar days after the Company gives the Response Notice to the Investor. Upon exercise of its right of first refusal, the Company and the Investor shall be legally obligated to consummate the purchase and sale contemplated thereby and shall use their best efforts to secure any approvals required in connection therewith.

                     (iv) If the Company does not exercise its right of first refusal hereunder within five business days or fails to close within the time period specified in (iii) above (providing that nothing contained herein should relieve the Company of liability for such breach), the Investor shall be free, during the period of sixty (60) calendar days following (A) the expiration of such five-day period or (B) such failure to close, to sell the shares of Common Stock specified in such Transfer Notice to the proposed purchaser or transferee specified in such Transfer Notice and on terms not less favorable to the Investor than the terms specified in such Transfer Notice.

                (b) The Company may assign its right of first refusal hereunder to any other person.

         SECTION 10.  Survival and Indemnification.

                Survival of Representations, Warranties, Covenants and Agreements; Knowledge of Breach; Indemnification. Notwithstanding any otherwise applicable statute of limitations, the representations and warranties of each of the Investor and the Company, respectively, included or provided for herein shall survive the execution and delivery of this Agreement thirty (30) days after the receipt by the Investor or the Company, as the case may be, of audited consolidated financial statements for the other party, as of and for the year ending December 31, 1998, together with a report thereon by the other party's independent public accountants provided, however, that any representation, warranty, covenant or agreement contained in Sections 3(n) and 4(c) shall survive the execution and delivery of this Agreement until the expiration of the applicable statute of limitations (including any waivers or extensions thereof) with respect to such matters; provided, however, that the provisions of this
Section 10 shall constitute the exclusive remedy on the part of any party hereto in respect of a breach of the representations and warranties of the other party contained in this Agreement. The covenants and other agreements contained in this Agreement shall survive the execution and delivery of this Agreement except that covenants or agreements with a term specified therein shall terminate at the end of such term. Investor and the Company shall indemnify each other for breaches of the foregoing representations, warranties and covenants as to which the indemnified party has given notice during the periods of survival set forth above, provided, that, in no event shall the Investor be liable to the Company or the Company be liable to the Investor, as the case may be, pursuant to this Section 10, for any breach of the representations, warranties, covenants and agreements included or provided for herein or in any schedule or certificate or other document delivered pursuant to this Agreement, unless and until all claims for which damages are recoverable hereunder by the Investor or the Company, as the case may be, exceed $500,000 (the "Deductible"), in which case the Investor or the Company, as the case may be, shall be entitled to damages equal to such excess, but not more than the Purchase Price plus the charges and expenses (including reasonable attorneys' fees and expenses) incurred by the party sustaining such damages in connection with the Transaction Documents and the transactions thereby. Any payments pursuant to this Section 10 shall be treated as an adjustment to the Purchase Price for all tax purposes. The indemnification provided for by this Section 10 shall apply notwithstanding any investigation made by or on behalf of any party.

         SECTION 11.  Miscellaneous.

                 (a) Expenses. Except as otherwise expressly provided in this Agreement, the parties shall bear their own respective expenses (including, but not limited to, all compensation and expenses of counsel, financial advisors, consultants, actuaries and independent accountants) incurred in connection with this Agreement and the transactions contemplated hereby and by the Transaction Documents.

                 (b) Public Disclosure. Each party to this Agreement hereby agrees with the other party hereto that, except as may be required to comply with the requirements of applicable law or the rules and regulations of each stock exchange or of the Nasdaq National Market or other automated quotation system upon which the securities of one of the parties is listed or to which such securities are admitted for trading no press release or similar public announcement or communication will be made or caused to be made concerning the execution or performance of this Agreement unless specifically approved in advance by both parties hereto.

                (c) Successors and Assigns; Assignment. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto, except that the Investor may designate, by written notice to the Company, an Affiliate to acquire some or all of the shares of Common Stock or Warrants hereunder; provided, however, that no such designation of an Affiliate shall relieve the Investor of its obligations under this Agreement. The Investor, any Affiliate and any sucessors and assigns shall be treated as one entity for the purposes of this Agreement.

                (d) Remedies. Any Person having any rights under any provision of this Agreement will be entitled to proceed to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

                (e) Amendments and Waivers. This Agreement and any of the terms contained herein may only be amended or modified by the Company and the Investor or their successor and assigns in writing.

                (f) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby.

                (g) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

                (h) Descriptive Headings. The headings of the sections contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect the meaning or interpretation of this Agreement.

                (i) Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware without giving effect to the conflict of laws provisions thereof.

                (j) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Investor and to the Company at the addresses indicated below:

if to the Investor, to:    Southwestern Bell Internet
                              Services, Inc.
                           175 E. Houston
                           San Antonio, Texas  78205
                           Attention:  Thomas W. Hartmann
                           Facsimile:  (210) 351-3488

         with a copy to:   Sullivan & Cromwell
                           1701 Pennsylvania Ave., N.W.
                           Washington, D.C. 20006-5805
                           Attention:  Janet T. Geldzahler
                           Facsimile:  (202) 956-7515

if to the Company, to:     Concentric Network Corporation
                           10590 N. Tantau Avenue
                           Cupertino, CA  95014
                           Attention:  Michael Anthofer
                           Facsimile:  (408) 342-2876

         with a copy to:   Wilson Sonsini Goodrich & Rosati
                           650 Page Mill Road
                           Palo Alto, CA  94304
                           Attention:  David Segre
                           Facsimile:  (650) 496-7556

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

                (k) Entire Agreement. This Agreement and the Schedules hereto and the other Transaction Documents represent the entire agreement between the Investor and the Company with respect to the subject matter hereof, and such agreements supersede all prior agreements between such parties with respect to the subject matter hereof.

                (l) Definition of Knowledge. For the purpose of this Agreement, "knowledge of the Company" or "known" or a similar phrase shall mean the actual knowledge of those individuals listed on Exhibit D.

                IN WITNESS WHEREOF, the undersigned parties have duly executed this Agreement as of the date first above written.


                              CONCENTRIC NETWORK CORPORATION


                              By: /s/ Michael F. Anhofer
                                 -----------------------------------------------
                                 Name:  Michael F. Anhofer
                                 Title: Senior V.P. and C.E.O.

                              SOUTHWESTERN BELL INTERNET SERVICES, INC.


                              By: /s/ Steven C. Hubbard
                                 -----------------------------------------------
                                 Name:  Steven C. Hubbard
                                 Title: CEO/President

                                                                       EXHIBIT A


                         CONCENTRIC NETWORK CORPORATION



                     Warrants for the Purchase of Shares of
                 Common Stock of Concentric Network Corporation
--------------------------------------------------------------------------------

No. 1A                                                          906,679 Warrants


         FOR VALUE RECEIVED, CONCENTRIC NETWORK CORPORATION, a Delaware corporation (the "Company"), hereby certifies that Southwestern Bell Internet Services, Inc., a Delaware corporation ("SBIS"), or permitted assigns (collectively, the "Holder") is entitled, subject to the provisions of this warrant certificate (including any substitute certificate issued pursuant to the terms hereof, this "Warrant Certificate") representing 906,679 warrants ("Warrants"), to purchase from the Company, at the times specified herein, one fully paid and non-assessable share of Common Stock (as hereinafter defined) at the Exercise Price, as defined below. The number of shares of Common Stock to be received upon the exercise of a Warrant and the Exercise Price are subject to adjustment from time to time, but only as hereinafter set forth.

         Concurrently with the issuance of the Warrants, SBIS is purchasing 906,679 shares of Common Stock, par value $.001 per share, of the Company pursuant to a Stock Purchase Agreement, dated as of October 19, 1998 (the "Purchase Agreement").

         1. Definitions. The following terms, as used herein, have the following meanings:

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.

         "Aggregate Exercise Price" shall have the meaning set forth in Section 2(a) hereof.

         "Common Stock" means the common stock, $0.001 par value, of the Company, and (in accordance with Section 8 hereof) capital stock of any class or classes into which such Common Stock or any such other class may thereafter be changed or reclassified.

         "Exercise Price" means $21.00 per share.

         "Exercise Subscription Form" shall have the meaning set forth in
Section 2(a) hereof.

         "Expiration Date" means 4:00 p.m., New York City time, on _______, 2001; provided, however, that if such day is a day on which banking institutions in the City of New York are authorized by law to close, the "Expiration Date" shall be on the next succeeding day that shall not be such a day.

         "Person" means any individual, corporation, partnership, joint stock company, joint venture, association, trust, unincorporated organization, government or any agency, department or political subdivision thereof, or any other entity.

         "Regulatory Relief" means that SBC Communications Inc. or its Affiliates, in their sole reasonable judgment, have obtained any or all necessary federal and/or state regulatory approvals to provide landline, interLATA long-distance service in any of SBIS' or its Affiliates' in-region states pursuant to the Communications Act of 1934, as amended by the Telecommunications Act of 1996.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

         2. Exercise and Duration of Warrants.

         (a) The Holder of this Warrant Certificate shall have the right to exercise any or all of the Warrants (but not as to a fractional share of Common Stock) at any time, or from time to time until the Expiration Date by presentation and surrender hereof to the Company with the appropriate Exercise Subscription Form annexed hereto (the "Exercise Subscription Form") and an Investment Representation Statement annexed hereto duly executed and accompanied by proper payment of the Exercise Price, as the case may be, multiplied by the number of shares of Common Stock specified in such form (the "Aggregate Exercise Price"), all subject to the terms and conditions hereof. Notwithstanding the foregoing, prior to receipt of Regulatory Relief, the Holder may only exercise Warrants to the extent that the total equity securities in the Company held by Holder and its Affiliates is consistent with the restrictions contained in the Communications Act of 1934, as amended by the Telecommunications Act of 1996. Each Warrant not exercised prior to the Expiration Date shall become void and all rights in respect thereof shall cease as of such time.

         (b) The Aggregate Exercise Price must be paid in U.S. dollars in cash, wire transfer of immediately available funds, bank cashier's check or bank draft payable to the order of the Company. Upon receipt by the Company of this Warrant Certificate and a properly executed Exercise Subscription Form, together with the Aggregate Exercise Price at the Company's office designated for such purpose, the Holder shall be deemed to be the holder of record of the shares of Common Stock receivable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. The Holder shall pay any and all documentary, stamp or similar issue taxes of the United States or any state thereof payable in respect of the issue or delivery of such shares of Common Stock. The Company shall not be required to pay any tax or other charge that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the record holder of the Warrants being exercised and in such case the Company shall not be obligated to issue or deliver any stock certificate until such tax or charge has been paid in full or it has been established to the satisfaction of the Company that no such tax or charge is due.

         (c) Notwithstanding Sections 2(a) and 2(b) above, at the option of the Holder of the Warrants, the Warrants may be exercised in the manner set forth in paragraph (2)(a) above, except that the Holder may, in lieu of paying the Aggregate Exercise Price in the manner set forth in Section 2(b) above, exercise, without making any payment in cash, Warrants for that number of shares of Common Stock determined by dividing (i) the difference between (x) the current market price per share of Common Stock (as defined in Section 8(b) below) on the day of exercise multiplied by the number of shares of Common Stock specified in the Exercise Subscription Form and (y) the Aggregate Exercise Price by (ii) the current market price per share of Common Stock on the day of exercise.

         (d) If the Holder exercises less than all the Warrants, this Warrant Certificate shall be surrendered by the Holder to the Company and a new Warrant Certificate of the same tenor and for the unexercised number of Warrants which was not surrendered shall be executed by the Company. Subject to the provisions hereof regarding transfer of the Warrants, the Company shall register the new Warrant Certificate in such name or names as may be directed in writing by the Holder and deliver the new Warrant Certificate to the person or persons entitled to receive the same.

         (e) Upon surrender of this Warrant Certificate in conformity with the foregoing provisions, the Company shall transfer to the Holder of this Warrant Certificate appropriate evidence of ownership of any shares of Common Stock or other securities or property (including any money) to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, such name or names as may be directed in writing by the Holder, and shall deliver such evidence of ownership and any other securities or property (including any money) to the person or persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share of Common Stock as provided in
Section 5 below.

         (f) Notwithstanding anything to the contrary contained herein, no Holder of these Warrants shall be entitled to exercise the same unless, at the time of exercise, (i) either a registration statement under the Securities Act, shall have been filed with, and declared effective by, the Securities and Exchange Commission or the issuance of shares of Common Stock upon the exercise of the Warrants is permitted pursuant to an available exemption from the registration requirements of the Securities Act and (ii) all applicable requirements under the Hart-Scott-

Rodino Antitrust Improvements Act of 1976, as amended, with respect to the issuance of shares of Common Stock upon the exercise of the Warrants shall have been satisfied.

         3. Restrictive Legend. Any substitute Warrant Certificate and any certificates evidencing shares of Common Stock issued pursuant to exercise of Warrants shall bear the following legend, unless such securities have been registered under the Securities Act or unless the Company determines otherwise in compliance with applicable law:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE, AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREUNDER."

         4. Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of the Warrants such number of its authorized but unissued shares of its Common Stock or other securities of the Company from time to time issuable upon exercise of the Warrants as will be sufficient to permit the exercise in full of the Warrants. All such shares of Common Stock shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale (other than restrictions on resale imposed under applicable law) and free and clear of all preemptive or similar rights, except for any of the foregoing that may be imposed by or through the Holder of the Warrants or the Person to whom shares of Common Stock or other securities are issued upon the exercise thereof.

         5. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of any Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market price per share of Common Stock on the day of exercise.

         6. Transfer, Loss of Warrant Certificate.

         (a) Subject to the provisions of this Section 6 and Section 15, the Company will, from time to time, register the transfer of any outstanding Warrant Certificate upon its records. Each taker and Holder of this Warrant Certificate by taking or holding the same, consents and agrees that prior to any transfer of this Warrant Certificate, the holder hereof shall give written notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail. The Company shall register such transfer upon surrender of such Warrant Certificate to the Company for transfer, accompanied by appropriate instruments of transfer duly executed by the holder or the holder's duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate shall be issued in the name of the transferee, and the surrendered Warrant Certificate shall be canceled. Each Warrant Certificate evidencing the transferred Warrants shall bear, unless the same has been registered under the Securities Act, the restrictive legend set forth in Section 3 herein.

         (b) Notwithstanding anything to the contrary contained in Section 6(a), the Company shall not be obligated to register the transfer of any outstanding Warrant Certificate unless a registration statement under the Securities Act, shall have been filed with, and declared effective by, the Securities and Exchange Commission with respect to the transfer of the applicable Warrants or such transfer is permitted pursuant to an available exemption from the registration requirements of the Securities Act.

         (c) Any attempted or purported Transfer of Warrants in violation of paragraph 6(b) above shall not be effective to Transfer ownership of such Warrants to the purported Transferee thereof, who shall not be entitled to any rights as a Holder with respect to the Warrants purported to be Transferred. All rights with respect to any Warrants attempted or purported to be Transferred in violation of the aforementioned provisions shall remain the property of the Person who initially attempted or purported to transfer such Warrants in violation thereof. Upon a determination by the Board of Directors of the Company that there has been or is threatened an attempted or purported Transfer of Warrants in violation of the aforementioned provisions, the Board of Directors of the Company may take such action as it deems advisable, including, but not limited to, refusing to give effect on the books of the corporation to such attempted or purported Transfer or instituting legal proceedings to enjoin or rescind the same.

         (d) Upon receipt by the Company of evidence satisfactory to it (in the exercise of its reasonable discretion) of the loss, theft, destruction or mutilation of this Warrant Certificate, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant Certificate, if mutilated, the Company shall execute and deliver a new Warrant Certificate of like tenor and date. Any such new Warrant Certificate executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not the warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone. The provisions of this Section 6 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, lost, stolen, or destroyed Warrant Certificates.

         7. Rights of the Holder. Prior to the exercise of any Warrant, the Holder shall not, by virtue hereof, be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote, to give or withhold consent to any corporate action of the Company, to receive dividends or other distributions, to exercise any preemptive or similar right or to receive any notice of meetings of stockholders or any notice of any proceedings of the Company except as may be specifically provided for herein.

         8. Anti-Dilution Provisions. The Exercise Prices in effect at any time, and the number of shares of Common Stock which may be purchased upon the exercise hereof, shall be subject to change or adjustment as follows:

         (a) In case the Company shall (i) pay a dividend or make any other distribution on or in respect of its Common Stock in shares of Common Stock, (ii) subdivide its outstanding Common Stock, (iii) combine its outstanding Common Stock into a smaller number of shares of Common Stock, or (iv) issue by reclassification of its Common Stock (whether pursuant to a merger or consolidation or otherwise) any other shares representing common equity of the Company, then (x) the number of shares of Common Stock theretofore issuable upon exercise of a Warrant shall be appropriately adjusted so that the Holder of each Warrant exercised after the record date fixing stockholders to be affected by such event shall be entitled to purchase at the Exercise Price, as adjusted below, the number of shares of Common Stock (or other shares representing common equity of the Company) which he would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to such record date and (y) the Exercise Price shall be adjusted by multiplying the Exercise Price by a fraction, the numerator of which is equal to the number of shares of Common Stock purchasable prior to the adjustment specified in (x) above and the denominator of which is equal to the number of shares of Common Stock purchasable after such adjustment. An adjustment made pursuant to this subparagraph shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

         (b) The "current market price per share of Common Stock" at any date shall be deemed to be the average of the daily Closing Prices (as defined below) for 30 consecutive Trading Days (as defined below) immediately preceding the day in question, after appropriate adjustment for stock dividends, distributions, subdivisions, combinations or reclassifications occurring within such 30-day period. The term "Closing Price" on any day shall mean the reported last sale price per share of Common Stock on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, in each case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the closing bid and asked prices quoted on the Nasdaq National Market or, if not so quoted, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose; and the term "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is quoted on the Nasdaq National Market, then the Nasdaq National Market, is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market, a Monday, Tuesday, Wednesday, Thursday, or Friday on which banking institutions in the City of New York, New York are not authorized or obligated by law or executive order to close.

         (c) In the event that at any time, as a result of an adjustment made pursuant to Sections 8(a) above, the Holder shall become entitled to receive any shares of the capital stock of the Company other than Common Stock, thereafter the number of such other shares so receivable upon exercise of the Warrants shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Section 8(a).

         (h) In case:

                 (i) the Company shall authorize the issuance to all holders of its Common Stock of rights or warrants to subscribe for or purchase shares of its Common Stock or of any other subscription rights or warrants; or

                 (ii) the Company shall authorize the distribution to all holders of its Common Stock (whether pursuant to a merger or consolidation or otherwise) of evidences of its indebtedness or assets (other than dividends paid in or distributions of the Company's capital stock for which the Exercise Price shall have been adjusted pursuant to Section 8(a) above); or

                 (iii) of any capital reorganization or reclassification of the Common Stock (other than a change in par value of the Common Stock) or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or change of the Common Stock outstanding), or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety; or

                 (iv) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

                 (v) the Company proposes to take any action (other than actions of the character described in Section 8(a) above) that would require an adjustment of the Exercise Prices pursuant to this Section 8;

     then the Company shall cause to be mailed by registered mail or overnight courier to the Holder, at the earliest practicable time (and in any event not less than 20 days prior to the applicable record or effective date hereinafter specified), a notice stating (A) the date as of which the holders of Common Stock of record to be entitled to receive any such rights, warrants or distributions are to be determined, or (B) the date on which any such reorganization, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up.

         (e) Whenever reference is made in this Section 8 to the issuance of shares of Common Stock, the term "Common Stock" shall include any equity securities of any class of the Company hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the right of the holders thereof to participate in dividends or distributions of assets upon the voluntary or involuntary liquidation, dissolution or winding-up of the Company.

         (f) Notwithstanding any provision to the contrary in this Section 8, the Exercise Price in effect at any time, and the number of shares of Common Stock which may be purchased upon the exercise hereof, shall not be subject to change or adjustment in either of the following cases:

              (i) In case the Company shall issue shares of Common Stock to any Person, or rights, options or warrants to any Persons entitling such Persons to subscribe for or purchase shares of Common Stock, at a price per share at least equal to or greater than the current market price per share of Common Stock as of the issue date such shares of Common Stock or rights, options or warrants to any such Person; or

              (ii) In case the Company purchases any assets or securities (a "Purchase") and provides all or some of the consideration for such Purchase in shares of Common Stock.

Notwithstanding any other provision contained in this Section 8, no adjustment to the Exercise Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Exercise Price as then in effect. Any adjustments that are not made as a result of this Section 8(g) shall be carried forward and taken into account in any subsequent adjustment.

         9. Officers' Certificate. Whenever any adjustment in the Exercise Price is made, the Company (A) shall as soon as reasonably practicable file in the custody of its Secretary at its principal office, a statement describing the adjustment and the method of calculation used, and may obtain the certificate of any independent firm of public accountants of national recognition selected by the Board of Directors of the Company which, if obtained, shall be presumptive evidence of the correctness of any such calculation that such adjustment was properly calculated in accordance with the provisions of Section 8 and (B) shall cause a copy of such statement to be mailed by first class mail postage prepaid to the Holder.

         10. Consolidation or Merger. In case of any consolidation of the Company with, or merger of the Company into, any other Person or any merger of another Person into the Company (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or change of the Common Stock outstanding), the Holder of this Warrant Certificate shall have the right thereafter to exercise the Warrants for the kind and amount of securities, cash and other property receivable upon such consolidation or merger by a holder of the number of shares of Common Stock of the Company for which the Warrants may have been exercised immediately prior to such consolidation or merger, assuming such holder of Common Stock of the Company (i) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company, as the case may be ("Constituent Person"), or an Affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation or merger (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation or merger is not the same for each share of Common Stock of the Company held immediately prior to such consolidation or merger by other than a constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Section 10 the kind and amount of securities, cash and other property receivable upon such consolidation or merger by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares). Adjustments for events subsequent to the effective date of such a consolidation or merger shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant Certificate. In any such event, effective provisions shall be made in the certificate or articles of incorporation of the resulting or surviving corporation or otherwise so that the provisions set forth herein for the protection of the rights of Warrant holders shall thereafter continue to be applicable; and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon exercise, such shares of stock, other securities, cash and property. The provisions of this Section 10 shall similarly apply to successive consolidations or mergers.

         11. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any notice shall be deemed given when so delivered personally, sent by facsimile transmission or, if mailed, three (3) business days after the date of deposit in the United States mail, by certified mail return receipt requested, as follows:

If to the Company:      Concentric Network Corporation
                        10590 N. Tantau Avenue
                        Cupertino, CA  95014
                        Attention:  Michael Anthofer
                        Facsimile:  (408) 342-2876

If to the Holder:       Southwestern Bell Internet Services, Inc.
                        175 E. Houston
                        San Antonio, Texas  78205
                        Attention:  General Attorney,
                                    Mergers & Acquisitions
                        Facsimile:  (210) 351-3488

or such other address as shall have been furnished to the party giving or making such notice, demand or delivery.

         12. APPLICABLE LAW. THIS WARRANT CERTIFICATE AND ALL RIGHTS ARISING HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

         13. Amendments; Waivers. Any provision of this Warrant Certificate may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Holder and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         14. Agreement of Holder. By acceptance of this Warrant Certificate and the Warrants represented thereby the Holder hereby agrees to be bound by the terms and conditions contained herein.

         15. Transfers. Transfers of the Warrants shall be made in accordance with Section 8 of the Purchase Agreement.

         IN WITNESS WHEREOF, the Company has duly caused this Warrant Certificate to be signed and attested by its duly authorized officers and to be dated as of ____________, 1998.

                                  CONCENTRIC NETWORK CORPORATION



                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:

Attest:



By:
   ----------------------------
   Name:
   Title:



Consented to and Accepted:

SOUTHWESTERN BELL INTERNET SERVICES, INC.


By:
   ----------------------------
   Name:
   Title:









         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR SECURITIES LAWS OF ANY STATE, AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREUNDER. NO HOLDER OF WARRANTS EVIDENCED BY THIS CERTIFICATE MAY TRANSFER SUCH WARRANTS OR ANY INTEREST THEREIN TO ANY PERSON OTHER THAN SBC COMMUNICATIONS INC. OR AN AFFILIATE OF SBC COMMUNICATIONS INC.

                                 ASSIGNMENT FORM

            (To be executed if Holder desires to transfer a Warrant)


         For Value Received, the undersigned hereby sells, assigns and transfers to _______________________.


--------------------------------------------------------------------------------
            Please insert social security or other identifying number


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
               (Please print name and address including zip code)


Warrants represented by this Warrant Certificate, and does hereby irrevocably appoint _______________________ Attorney, to transfer such rights on the books of the Company with full power of substitution.

Date:______________________.


                                            ________________________________(1)
                                            (Signature of Owner)

                                            ___________________________________
                                            (Street Address)

                                            ___________________________________
                                            (City)       (State)     (Zip Code)



(1) The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

                           EXERCISE SUBSCRIPTION FORM

 (To be executed only upon exercise for cash of Warrants at the Exercise Price)


To: Concentric Network Corporation

         The undersigned irrevocably exercises Warrants for the purchase of __________ shares of common stock, $0.001 par value, of Concentric Network Corporation (the "Common Stock") at the Exercise Price and herewith makes payment of $_______ (such payment being made in U.S. dollars in cash, wire transfer of immediately available funds, bank cashier's check or bank draft payable to the order of Concentric Network Corporation), all on the terms and conditions specified in the attached Warrant Certificate, and surrenders this Warrant Certificate and all right, title and interest in the Warrants exercised hereby to Concentric Network Corporation and directs that the shares of Common Stock deliverable upon the exercise of these Warrants be registered or placed in the name and at the address specified below and delivered thereto.


Date:____________________.


                                            ________________________________(1)
                                            (Signature of Owner)

                                            ___________________________________
                                            (Street Address)

                                            ___________________________________
                                            (City)       (State)   (Zip Code)







(1) The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

Securities and/or check to be issued to:


Please insert social security or identifying number:


Name:


Street Address:


City, State and Zip Code:


Any unexercised Warrants evidenced by the within Warrant Certificate to be issued to:



Please insert social security or identifying number:


Name:


Street Address:


City, State and Zip Code:

                           EXERCISE SUBSCRIPTION FORM

 (To be executed only upon cashless exercise of Warrants at the Exercise Price)


To:  Concentric Network Corporation

         The undersigned irrevocably exercises Warrants for the purchase of __________ shares of common stock, $0.001 par value, of Concentric Network Corporation (the "Common Stock") at the Exercise Price without any cash payment pursuant to Section 2(c) of the attached Warrant Certificate and on the other terms and conditions specified therein, and surrenders this Warrant Certificate and all right, title and interest in the Warrants exercised hereby to Concentric Network Corporation and directs that the shares of Common Stock deliverable upon the exercise of these Warrants be registered or placed in the name and at the address specified below and delivered thereto.


Date:__________________.


                                            ________________________________(1)
                                            (Signature of Owner)

                                            ___________________________________
                                            (Street Address)

                                            ___________________________________
                                            (City)         (State)   (Zip Code)









(1) The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

Securities and/or check to be issued to:


Please insert social security or identifying number:


Name:


Street Address:


City, State and Zip Code:


Any unexercised Warrants evidenced by the within Warrant Certificate to be issued to:


Please insert social security or identifying number:


Name:


Street Address:


City, State and Zip Code:

                                    EXHIBIT B

                                  Subsidiaries


InterNex Information Services, Inc.
Delta Internet Services, Inc.
AnaServe, Inc.

                                    EXHIBIT C

                                   [Omitted]

                                    EXHIBIT D

                                   [Omitted]